Exhibit 10.3

First Amendment to Employment Agreement

This First Amendment (“First Amendment”), to the Employment Agreement (the “Agreement”) dated August 18, 2025 between Usio, Inc. (“Company”) and Michael White (“Executive”) is entered into June 17, 2026, and is made part of the Agreement which is hereby amended as follows:

1.         Definitions. All capitalized terms used herein and not expressly defined herein shall have the respective meanings given to such terms in the Agreement.

2.         Entire Agreement. Except as expressly modified by this First Amendment, the Agreement shall be and remain in full force and effect in accordance with its terms and shall constitute the legal, valid, binding and enforceable obligations of Company and Executive.

3.         Successors and Assigns. This First Amendment shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

4.         Section References. Section titles and references used in this First Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

5.          Now, therefore, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged:

a.	SCHEDULE 4(a) of the Agreement is hereby replaced in its entirety with:

“$230,000 and increased to $260,000 per annum on August 3, 2026.”

6.          This First Amendment amends the Agreement as set forth herein. All previously existing obligations under the Agreement are hereby reaffirmed in all respects.

In witness thereof, the parties hereto have caused this First Amendment to the Agreement to be executed on the day and year first above written.

Usio, Inc.                                                                        Executive

By: /s/ Michelle Miller                                                   By: /s/ Michael White

Name: Michelle Miller                                                   Name: Michael White

Title: Chairperson of the

Compensation Committee